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                          GENERAL DYNAMICS CORPORATION

                                    By-Laws





                        As Amended effective 5 May 1993





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                                    BY-LAWS

                                       of

                          GENERAL DYNAMICS CORPORATION

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                                   ARTICLE I

                                    OFFICES

         SECTION 1. Registered Office. The registered office of General Dynamics Corporation (hereinafter called the Corporation) in the State of Delaware shall be in the City of Dover, County of Kent. The registered agent of the Corporation in said State is United States Corporation Company.

         SECTION 2. Other Offices. The Corporation may have such other offices in such places, either within or without the State of Delaware, as the Board of Directors of the Corporation (hereinafter called the Board) may from time to time determine.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         SECTION 1. Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of any other proper business notice of which was given in the notice of such meetings shall be held on such date and at such time as shall be designated by the Board. If any annual meeting shall not be held on the date designated therefor the Board shall cause the meeting to be held as soon thereafter as conveniently may be.

         SECTION 2. Special Meetings. A special meeting of the stockholders for any purpose or purposes may be called at any time by the Chairman of the Board or by a majority of the directors.

         SECTION 3. Place of Meeting All meetings of the stockholders shall be held at such place or places, within or without the State of Delaware, as may from time to time be designated by the Board.

         SECTION 4. Notice of Meetings. Every stockholder shall furnish the Corporation through its Secretary with an address at which notices of meetings and all other corporate notices may be served on or mailed to him. Except as otherwise expressly required by statute, the Certificate of Incorporation or these By-Laws, notice of each meeting of the stockholders shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting, by delivering a written notice thereof to him personally, or by depositing such notice in the United States mail in a postage prepaid envelope, directed to him at his post-office address furnished by him to the Corporation, or, if he shall not have furnished to the Corporation his address but his address shall otherwise appear on the records of the Corporation, then at his address as it shall so appear on the records of the Corporation, or, if he shall not have furnished to the Corporation his post-office address and his address shall not otherwise appear on the records of the Corporation, then at the registered office of the Corporation in the State of Delaware. Except as otherwise expressly required by statute, the Certificate of Incorporation or these By-Laws, no publication of any notice of a meeting of the stockholders shall be required, nor shall the giving of any notice of any adjourned meeting of stockholders be required if the time and place thereof are announced at the meeting at which the adjournment is taken. Every notice of a meeting of the stockholders shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

         SECTION 5. Quorum. At each meeting of the shareholders, except as otherwise expressly required by statute, the Certificate of Incorporation or these By-Laws, the holders of record of a majority of the issued and outstanding shares of stock of the Corporation entitled to be voted at such meeting, present either in person or by proxy, shall constitute a quorum for the transaction of business, provided, however, that in any case where the holders of Preferred Stock or any series thereof are entitled to vote as a class, a quorum of the Common


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Stock and a quorum of the Preferred Stock or such series thereof shall be separately determined. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in interest of the stockholders of the Corporation present in person or by proxy and entitled to vote, or, in the absence of any stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn the meeting from time to time, provided, however, that at any such meeting where the holders of Preferred Stock or any series thereof are entitled to vote as a class, if one class or series of stock of the Corporation but not the other has a quorum present, the meeting may proceed with the business to be conducted by the class or series having a quorum present, and may be adjourned from time to time in respect of business to be conducted by the class or series not having a quorum present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The absence from any meeting in person or by proxy of stockholders holding the number of shares of stock of the Corporation entitled to vote thereat required by statute, the Certificate of Incorporation or these By-Laws for action upon any given matter shall not prevent action at such meeting upon any other matter which may properly come before the meeting, if there shall be present thereat in person or by proxy stockholders holding the number of shares of stock of the Corporation entitled to vote thereat required in respect of such other matter.

         SECTION 6. Voting. (a) Except as otherwise expressly required by statute, the Certificate of Incorporation or these By-Laws, each stockholder shall at each meeting of the stockholders be entitled to one vote in person or by proxy for each share of stock of the Corporation entitled to be voted thereat held by him and registered in his name on the books of the Corporation on such date as may be fixed pursuant to Article Vll of these By-Laws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting.

         (b) Shares of its own stock belonging to the Corporation, or to another corporation if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall not be entitled to vote.

         (c) Persons holding stock having voting power in a fiduciary capacity, or their proxies, shall be entitled to vote the shares so held, and persons whose stock having voting power is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.

         (d) No proxy shall be voted or acted upon after three years from its date, unless said proxy provides for a longer period.

         (e) If shares shall stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons shall have the same fiduciary relationship respecting the same shares, unless the Secretary shall have been given written notice to the contrary and have been furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

               (i) if only one shall vote, his act shall bind all;

               (ii) if more than one shall vote, the act of the majority so voting shall bind all; and

               (iii) if more than one shall vote, but the vote shall be evenly split on any particular matter, then, except as otherwise required by the General Corporation Law of the State of Delaware, each faction may vote the shares in question proportionally.

         If the instrument so filed shall show that any such tenancy is held in unequal interests, the majority or even-split for the purpose of the next foregoing sentence shall be a majority or even-split in interest.

         (f) At all meetings of the stockholders all matters, except as otherwise expressly required by statute, the Certificate of Incorporation or these By-Laws, shall be decided by the vote of a majority in interest of the stockholders present in person or by proxy and entitled to vote on such matters, a quorum being present. Except in the case of votes for the election of directors and for other matters where expressly so required, the vote at any meeting of the stockholders on any question need not be by ballot, unless demanded by a stockholder present in person or by proxy and entitled to vote on such matters, or directed by the chairman of the meeting. Upon a demand of any such stockholder, or at the direction of such chairman, that a vote by ballot be taken on any question, such vote shall be taken. On a vote by ballot each ballot shall be signed by the stockholder voting, or on his behalf by his proxy, and it shall show the number of shares voted by him.


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         SECTION 7.       Lists of Stockholders. It shall be the duty of the
Secretary or other officer who shall have charge of the stock ledger of the Corporation, either directly or through another officer designated by him or through a transfer agent or transfer clerk appointed by the Board, to prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders of each class entitled to vote at said meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, at the place where the meeting is to be held for said ten days and shall be produced and kept at the time and place of the meeting, during the whole time thereof, and may be inspected by any stockholder who may be present. Upon the willful neglect or refusal of the directors to produce such list at any meeting for the election of director, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, such list or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         SECTION 8. Inspectors of Votes - Judges. Before, or at, each meeting of the stockholders at which a vote by ballot is to be taken, the Board, or the Chairman of such meeting, shall appoint two Inspectors of Votes or Judges to conduct the vote thereat. Each Inspector of Votes or Judge so appointed shall first subscribe an oath or affirmation faithfully to execute the duties of an Inspector of Votes or Judge at such meeting with strict impartiality and according to the best of his ability. Such Inspectors of Votes or Judges shall have the duties prescribed by law and shall decide upon the qualifications of voters and accept their votes and, when the vote is completed, shall count and ascertain the number of shares voted respectively for and against the question or questions on which a vote was taken and shall make and deliver a certificate in writing to the secretary of such meeting of the results thereof. The Inspectors of Votes or Judges need not be stockholders, and any officer or director may be an Inspector of Votes or Judge on any question other than a vote for or against his election to any position with the Corporation or any other question in which he may be directly interested. The Chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting.

         SECTION 9. Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in the By-Laws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders
(a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 9, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 9. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this By-Law. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 9, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.



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         SECTION 10.     Notice of Business. At any meeting of the
stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 10, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 10. For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in this Section 10. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the By-Laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 10, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.

                                  ARTICLE III

                               BOARD OF DIRECTORS

         SECTION 1. General Powers. The property, business and affairs of the Corporation shall be managed by the Board. The Board may adopt such rules and regulations for the conduct of its meetings and the management of the affairs of the Corporation as it may deem proper, not inconsistent with statute, the Certificate of Incorporation and these By-Laws.

         SECTION 2. Number, Qualifications and Term of Office. The number of directors shall be not less than ten nor more than twenty, as shall be fixed from time to time by resolution of the Board pursuant to a vote of two-thirds of the directors then in office. Individuals over the age of seventy-five years may stand for election as directors only with the approval of the Executive and Nominating Committee and a two-thirds vote of the Directors then in office for a specified reason to be enumerated in the Corporation's proxy statement. In no event shall a Director stand for election beyond the age of eighty. A majority of the Board shall at all times be comprised of Outside Directors. For purposes of this Section, an Outside Director shall mean a person who is not currently employed by the Corporation or any of its Subsidiaries or Affiliates. All directors who are not Outside Directors shall be known as Inside Directors. Collectively, Inside and Outside Directors shall be known as directors. Any Inside Director who served as the Chief Executive Officer of the Corporation after January 1, 1992, and whose employment with the Corporation terminates, may be invited by the Executive and Nominating Committee to continue to serve as a member of the Board for a transitional period of up to one year following the effective date of his/her termination or for an additional period of time thereafter, but then only with a vote of two-thirds of the Directors then in office and for a specified reason to be enumerated in the Corporation's proxy statement. Each director shall hold office until the annual meeting of the stockholders next following his/her election and until his/her successor shall have been elected and shall have qualified, or until his/her death, or until he/she shall earlier resign. This Section shall not be amended except upon a vote of two-thirds of the directors then in office.

         SECTION 3. Chairman and Vice Chairman. The Board of Directors shall elect a Chairman of the Board and a Vice Chairman of the Board from among the directors. These individuals need not be employees of the Corporation. The Chairman of the Board shall have the overall responsibility for all matters pertaining to the Board, including, without limitation, meetings of the Board. In the absence of the Chairman of the Board, the Vice Chairman of the Board shall perform these duties.



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         SECTION 4.       Resignations. Any director may resign at any time by
giving notice to the Chairman of the Board or to the Board, in writing or by telegraph, cable or wireless. Any such resignation shall take effect at the time specified therein or, if no time is so specified, upon its receipt by the Chairman of the Board or by the Board; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 5. Vacancies. Except as provided in the Certificate of Incorporation, any vacancy in the Board, whether caused by death, resignation, increase in the number of directors (whether by resolution of the Board, amendment of these By-Laws or otherwise) or any other cause, may be filled either by the stockholders of the Corporation entitled to vote for the election of directors, at a meeting of the stockholders called for the purpose, or by vote of two-thirds of the directors then in office though less than a quorum; and each director so chosen shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and shall have qualified, or until his earlier death, or until he shall earlier resign. This Section shall not be amended except upon a vote of two-thirds of the directors then in office.

         SECTION 6. First Meeting. Promptly after, and on the same day as, each annual election of directors, the Board may, if a quorum be present, meet at the place at which such election was held, for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. Such meeting may be held at any other time and place which shall be specified in a notice given as hereinafter provided for special meetings of the Board.

         SECTION 7. Regular Meetings. Regular meetings of the Board shall be held at such times and places as the Board shall determine. Notice of regular meetings shall be mailed to each director addressed to him at his residence or usual place of business, at least five days before the meeting. This Section shall not be amended except upon a vote of two-thirds of the directors then in office.

         SECTION 8. Special Meetings; Notice. Special meetings of the Board shall be held whenever called by the Chairman of the Board, or by the Secretary on the written request of any three directors. Except as otherwise expressly required by statute, the Certificate of Incorporation or these By-Laws, notices of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least five days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable or facsimile transmission, or shall be delivered personally or by telephone, not later than two days before the day on which the meeting is to be held. The purposes of any special meeting shall be stated with particularity in the notice thereof. This Section shall not be amended except upon a vote of two-thirds of the directors then in office.

         SECTION 9. Place of Meetings. The Board may hold its meetings at such place or places within or without the State of Delaware as it may from time to time determine by resolution, or as shall be specified in the respective notices of meetings.

         SECTION 10. Quorum and Manner of Acting. Except as otherwise expressly required by statute, the Certificate of Incorporation or these By-Laws, seven directors shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum the Chairman of the Board or a majority of the directors present may adjourn any meeting from time to time until a quorum shall be present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Prompt notice of any adjourned meetings shall be given. This Section shall not be amended except upon a vote of two-thirds of the directors then in office.

         SECTION 11. Committees of Board of Directors. Except as otherwise provided in these By-Laws, the Board may, by resolution or resolutions passed by a majority of the Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board in the management of the property, business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. A majority of all the members of such committee may fix its rules of procedure, determine its manner of acting and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given unless the Board shall otherwise by resolution provide. The Board shall have



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power to change the members of any such committee at any time, to fill vacancies therein and to discharge any such committee or to remove any member thereof, either with or without cause, at any time.

         SECTION 12. Ex Officio Member of Committees. The Chairman of the Board shall be a member "ex-officio" of all committees of the Board, except where expressly prohibited by statute, the Certificate of Incorporation or these By-Laws or by the terms of any plan or other document establishing any such committee.

         SECTION 13. Agenda. An agenda of matters to come before each meeting of the Board shall be sent to each director at least five days before each regular meeting of the Board and at least three days before each special meeting of the Board. This Section shall not be amended except upon a vote of two-thirds of the directors then in office.

                                   ARTICLE IV

                                    OFFICERS

         SECTION 1. Number and Qualification of Officers. The principal officers of the Corporation shall be a President, one or more Vice Presidents, a Controller, a Secretary, and a Treasurer. The Board of Directors may choose such other officers as assistants to the above as it may from time to time determine. The President shall be chosen from among the directors.

         SECTION 2. Election and Term of Office. The officers shall be chosen annually by the Board. Each officer shall hold office until his successor shall have been elected and shall have qualified, or until his earlier death or until his earlier resignation or removal in the manner hereinafter provided.

         SECTION 3. Powers and Duties of Officers. The powers and duties of the officers shall be as determined from time to time by resolution of the Board, or in such other manner as the Board may authorize, not inconsistent with statute, the Certificate of Incorporation and these By-Laws.

         SECTION 4. Resignation and Removal. Any officer may resign at any time by giving notice to the Chairman of the Board or to the Board, in writing or by telegraph, cable or wireless. Any such resignation shall take effect at the time specified therein or, if no time is so specified, upon its receipt by the Chairman of the Board or by the Board; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any officer may be removed, either with or without cause, at any time, by the vote of a majority of the Board.

         SECTION 5. Vacancies. A vacancy in any office because of death, resignation, removal or any other cause shall be filled for the unexpired portion of the term by the Board.

                                   ARTICLE V

                     CONTRACTS, CHECKS, DRAFTS AND PROXIES

         SECTION 1. Contracts. The Board may by resolution authorize any officer or officers, or agent or agents, to enter into any contract or engagement and to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board or by these By-Laws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or for any amount.

         SECTION 2. Checks and Drafts. All checks, drafts or other orders for the payment of money, issued in the name of the Corporation, shall be signed in such manner as shall from time to time be determined by resolution of the Board.

         SECTION 3. Proxies. All proxies or instruments authorizing any person to attend, vote, consent or otherwise act at any and all meetings of stockholders of any corporation in which the Corporation shall own


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shares or in which it shall otherwise be interested shall be executed by the
Chairman of the Board or such other officer as the Chairman of the Board or the Board may from time to time determine.

                                   ARTICLE VI

                                 CAPITAL STOCK

         SECTION 1. Certificates for Stock. Every holder of shares of stock of the Corporation shall be entitled to have a certificate, in such form as the Board shall prescribe, certifying the number and class of shares of stock of the Corporation owned by him. Each such certificate shall be signed in the name of the Corporation by the Chairman of the Board, the President or a Vice-President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him; provided, however, that if such certificate is countersigned (a) by a transfer agent other than the Corporation or its employee or (b) by a registrar other than the Corporation or its employee, the signatures of any such Chairman of the Board, President, Vice-President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimiles. In case any officer who shall have signed, or whose facsimile signature shall have been placed upon, any such certificate or certificates shall cease to be such officer before such certificate or certificates shall have been issued by the Corporation, such certificate or certificates may be issued by the Corporation with the same effect as though he were such officer at the date of issue.

         SECTION 2. Transfer of Stock. Title to a certificate and to the shares of stock of the Corporation represented thereby shall be transferred only

         (a) by delivery of the certificate endorsed either in blank or to a specified person by the person appearing by the certificate to be the owner of the shares represented thereby, or

         (b) by delivery of the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign or transfer the same or the shares represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby. Such assignment or power of attorney may be either in blank or to a specified person.

         SECTION 3. Registered Holders. The Corporation shall be entitled to treat the registered holder of any certificate for stock of the Corporation as the absolute and exclusive owner thereof and of the shares represented thereby for all purposes, including without limitation the right to receive dividends and to vote and liability for calls and assessments, and, accordingly, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any person, whether or not the Corporation shall have express or other notice thereof, save as expressly provided by statute.

         SECTION 4. Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with statute, the Certificate of Incorporation or these By-Laws, concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more Transfer Clerks or one or more Transfer Agents and one or more Registrars, and may require all certificates for shares of stock of the Corporation to bear the signature or signatures of any of them.

                                  ARTICLE VII

                                  RECORD DATE

         SECTION 1.        Fixing of Record Date.

         (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action other than stockholder action by written consent, the Board of Directors may fix a record date, which shall not precede the date such record date is fixed and shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any such other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice



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of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

                                  ARTICLE VIII

                               WAIVERS OF NOTICE

         Whenever notice is required to be given by statute, the Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE IX

                                   AMENDMENTS

         Subject to any limitations that may be imposed by the stockholders, and except as specifically provided in Article III of these By-Laws, the Board may make by-laws and from time to time may alter, amend or repeal any by-laws. The stockholders may also adopt, alter, amend or repeal any by-laws at any meeting provided that notice of such proposed adoption, alteration, amendment or repeal is included in the notice of such meeting.

                                  CERTIFICATE

         The undersigned,
         Secretary of GENERAL DYNAMICS CORPORATION, a Delaware corporation, does hereby certify that the foregoing is a true copy of the By-Laws of the Corporation in effect as of this date.

         WITNESS my hand and the seal of the Corporation this  day of    , 19  .


                                              ---------------------------------


                                                              Secretary

         (CORPORATE SEAL)

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